Hims & Hers Health, Inc. Reports Second Quarter 2023 Financial Results and Raises Full Year 2023 Outlook

Revenue of $207.9 million, up 83% year-over-year in Q2 2023

Net loss of $7.2 million; Adjusted EBITDA profitability of $10.6 million in Q2 2023

Subscribers grew to 1.3 million, up 74% year-over-year in Q2 2023

Raises full year 2023 revenue guidance to a range of $830 million to $850 million and Adjusted EBITDA guidance to a range of $35 million to $40 million

SAN FRANCISCO, August 7, 2023 – Hims & Hers Health, Inc. (“Hims & Hers” or the “Company”, NYSE: HIMS), the leading health and wellness platform, today reported financial results for the second quarter ended June 30, 2023.

“This quarter marks a significant turning point for Hims & Hers, where step-change progress was made in transforming our company from an access-oriented company, towards a platform offering a personalized patient experience,” said Andrew Dudum, co-founder and CEO. “The capabilities that we have spent years building allow us to offer unique and differentiated products across our current categories, as well as seamlessly enter new categories such as Cardiovascular Health and Weight Management. These are some of the most commonly occurring and emotionally resonant conditions, and by addressing them, we are one giant step closer towards having the ability to improve the life of every individual in the world.”

“We are excited by the progress made this quarter, which we believe sets that foundation for long-term growth at an attractive margin profile through distinct competitive advantages,” said Yemi Okupe, CFO. “Our economic flywheel is clearly working. It has enabled us to strategically bring highly sought after personalized products to very attractive price points, and simultaneously expand margins. We believe this uniquely positions us for significant market share gains.”

Key Business Metrics
(In Thousands, Except for Monthly Online Revenue per Average Subscriber and AOV, Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Subscribers (end of period)	1,300	748	74%	1,300	748	74%
Monthly Online Revenue per Average Subscriber	$53	$51	4%	$55	$52	6%

Net Orders	2,109	1,385	52%	4,156	2,592	60%
AOV	$95	$78	22%	$93	$78	19%

Revenue
(In Thousands, Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Online Revenue	$201,178	$107,462	87%	$385,353	$201,564	91%
Wholesale Revenue	6,734	6,101	10%	13,329	13,313	—%
Total revenue	$207,912	$113,563	83%	$398,682	$214,877	86%

Second Quarter 2023 Financial Highlights
•Revenue was $207.9 million for the second quarter of 2023 compared to $113.6 million for the second quarter of 2022, an increase of 83% year-over-year.
•Gross margin was 82% for the second quarter of 2023 compared to 77% for the second quarter of 2022.
•Net loss was $(7.2) million for the second quarter of 2023 compared to $(19.7) million for the second quarter of 2022.
•Adjusted EBITDA was $10.6 million for the second quarter of 2023 compared to $(7.5) million for the second quarter of 2022.

A reconciliation of Adjusted EBITDA, a non-GAAP measure, to net loss, its most comparable financial measure under generally accepted accounting principles in the United States (“U.S. GAAP”), has been provided in this press release in the accompanying tables. Additional information about Adjusted EBITDA is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Hims & Hers is providing the following guidance:

For the third quarter 2023, we expect:
•Revenue of $217 million to $222 million.
•Adjusted EBITDA of $10 million to $13 million, reflecting an Adjusted EBITDA margin of 5% to 6%.

For the full year 2023, we expect:
•Revenue of $830 million to $850 million.
•Adjusted EBITDA of $35 million to $40 million, reflecting an Adjusted EBITDA margin of 4% to 5%.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Cautionary Note Regarding Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net loss, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call

Hims & Hers will host a conference call to review the second quarter 2023 results on August 7, 2023, at 5:00 p.m. ET. The conference call can be accessed by dialing +1 (888) 510-2630 for U.S. participants and +1 (646) 960-0137 for international participants, and referencing conference ID #1704296. A live audio webcast will be available online at https://investors.forhims.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at the same link.

About Hims & Hers Health, Inc.

Hims & Hers is the leading health and wellness platform on a mission to help the world feel great through the power of better health.

We believe how you feel in your body and mind transforms how you show up in life. That’s why we’re building a future where nothing stands in the way of harnessing this power. Hims & Hers normalizes health & wellness challenges—and innovates on their solutions—to make feeling happy and healthy easy to achieve. No two people are the same, so the Company provides access to personalized care designed for results.

For more information, please visit https://investors.forhims.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believe,” “estimate,” “anticipate,” “expect,” “assume,” “imply,” “intend,” “plan,” “may,” “will,” “potential,” “project,” “predict,” “continue,” “could,” or “should,” or, in each case, their plural, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, including our mission to drive top-line growth and profitability and our ability to attain our long-term financial targets; our expected future financial and business performance, including with respect to the Hims & Hers platform, our marketing campaigns, investments in innovation, and our infrastructure, and the underlying assumptions with respect to the foregoing; statements relating to events and trends relevant to us, including with respect to our financial condition, results of operations, short- and long-term business operations, objectives, and financial needs; expectations regarding our mobile applications, market acceptance, user experience, customer retention, brand development, our ability to invest and generate a return on any such investment, customer acquisition costs, operating efficiencies and leverage (including our fulfillment capabilities), the effect of any pricing decisions, changes in our product or offering mix, the timing and market acceptance of any new products or offerings, the success of our business model, our market opportunity, our ability to scale our business, the growth of certain of our categories, our ability to innovate on and expand the scope of our offerings and experiences, our ability to reinvest into the customer experience, and our ability to comply with the extensive, complex and evolving regulatory requirements applicable to our business, including without limitation state and federal healthcare, privacy and consumer protection laws and regulations. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the “Risk Factors” section of each of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and any of our subsequent filings with the Securities and Exchange Commission (the “Commission”).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our most recently filed Annual Report on Form 10-K, our most recently filed Quarterly Report on Form 10-Q, and any of our subsequent filings with the Commission. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

Key Business Metrics

“Online Revenue” represents the sales of products and services on our platform, net of refunds, credits, and chargebacks, and includes revenue recognition adjustments recorded pursuant to U.S. GAAP, primarily relating to deferred revenue and returns reserve. Online Revenue is generated by selling directly to consumers through our websites and mobile applications. Our Online Revenue consists of products and services purchased by customers directly through our online platform. The majority of our Online Revenue is subscription-based, where customers agree to be billed on a recurring basis to have products and services automatically delivered to them.

“Wholesale Revenue” represents non-prescription product sales to retailers through wholesale purchasing agreements. We sell only non-prescription products to wholesale partners. In addition to being revenue generative and profitable, wholesale partnerships have the added benefit of generating brand awareness with new customers in physical environments.

“Subscribers” are customers who have one or more “Subscriptions”, which are agreements pursuant to which they have agreed to be automatically billed on a recurring basis at a defined cadence. The Subscription billing cadence is typically defined as a number of months (for example, billed every month or every three months), which are excluded from our reporting when payment has not occurred at the contracted billing cadence. Subscribers can cancel Subscriptions in between billing periods to stop receiving additional products and services and can reactivate Subscriptions to continue receiving additional products and services.

“Monthly Online Revenue per Average Subscriber” is defined as Online Revenue divided by “Average Subscribers”, which amount is then further divided by the number of months in a period. “Average Subscribers” are calculated as the sum of the Subscribers at the beginning and end of a given period divided by 2.

“Net Orders” are defined as the number of online customer orders minus transactions related to refunds, credits, chargebacks, and other negative adjustments. Net Orders represent transactions made on our platform during a defined period of time and exclude revenue recognition adjustments recorded pursuant to U.S. GAAP.

Average Order Value (“AOV”) is defined as Online Revenue divided by Net Orders.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data, Unaudited)

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$65,417	$46,772
Short-term investments	127,725	132,853
Inventory	21,417	21,562
Prepaid expenses and other current assets	20,089	15,408
Total current assets	234,648	216,595
Restricted cash	856	856
Goodwill	110,881	110,881
Intangibles, net	19,962	21,841
Operating lease right-of-use assets	4,735	4,936
Other long-term assets	18,802	11,232
Total assets	$389,884	$366,341
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$38,267	$32,363
Accrued liabilities	19,607	12,448
Deferred revenue	2,058	1,472
Earn-out liabilities	4,776	—
Operating lease liabilities	1,839	1,658
Total current liabilities	66,547	47,941
Operating lease liabilities	3,252	3,649
Earn-out liabilities	—	2,975
Other long-term liabilities	14	35
Total liabilities	69,813	54,600
Commitments and contingencies
Stockholders' equity:
Common stock – Class A shares, par value $0.0001, 2,750,000,000 shares authorized and 202,419,498 and 200,051,689 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively; Class V shares, par value $0.0001, 10,000,000 shares authorized and 8,377,623 shares issued and outstanding as of June 30, 2023 and December 31, 2022	21	21
Additional paid-in capital	682,161	656,626
Accumulated other comprehensive loss	(258)	(277)
Accumulated deficit	(361,853)	(344,629)
Total stockholders' equity	320,071	311,741
Total liabilities and stockholders' equity	$389,884	$366,341

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In Thousands, Except Share and Per Share Data, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$207,912	$113,563	$398,682	$214,877
Cost of revenue	37,754	26,387	75,099	52,945
Gross profit	170,158	87,176	323,583	161,932
Gross margin %	82%	77%	81%	75%
Operating expenses:(1)
Marketing	107,219	60,490	204,464	108,583
Operations and support	29,227	17,448	55,409	33,131
Technology and development	11,804	6,861	22,552	12,949
General and administrative	31,144	22,567	61,657	44,378
Total operating expenses	179,394	107,366	344,082	199,041
Loss from operations	(9,236)	(20,190)	(20,499)	(37,109)
Other income:
Change in fair value of liabilities	(173)	121	(468)	562
Other income, net	2,239	402	4,116	722
Total other income, net	2,066	523	3,648	1,284
Loss before income taxes	(7,170)	(19,667)	(16,851)	(35,825)
Benefit (provision) for income taxes	13	(12)	(373)	(106)
Net loss	(7,157)	(19,679)	(17,224)	(35,931)
Other comprehensive (loss) income	(147)	(145)	19	(331)
Total comprehensive loss	$(7,304)	$(19,824)	$(17,205)	$(36,262)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.03)	$(0.10)	$(0.08)	$(0.18)
Weighted average shares outstanding:
Basic and diluted	208,422,825	203,949,535	207,785,104	203,326,215
______________
(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Marketing	$1,487	$1,072	$2,483	$1,895
Operations and support	1,854	667	3,008	1,153
Technology and development	2,092	1,090	3,553	1,996
General and administrative	11,412	7,803	21,968	14,444
Total stock-based compensation expense	$16,845	$10,632	$31,012	$19,488

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands, Unaudited)

	Six Months Ended June 30,
	2023	2022
Operating activities
Net loss	$(17,224)	$(35,931)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,494	3,562
Stock-based compensation	31,012	19,488
Change in fair value of liabilities	468	(562)
Net (accretion) amortization on securities	(2,517)	863
Benefit for deferred taxes	(20)	(258)
Impairment of long-lived assets	429	—
Non-cash operating lease cost	914	755
Non-cash acquisition-related costs	1,066	58
Non-cash other	75	—
Changes in operating assets and liabilities:
Inventory	145	(6,115)
Prepaid expenses and other current assets	(4,756)	(6,762)
Other long-term assets	(32)	(27)
Accounts payable	5,438	7,453
Accrued liabilities	7,159	150
Deferred revenue	586	(851)
Operating lease liabilities	(928)	(772)
Earn-out payable	—	(6,848)
Net cash provided by (used in) operating activities	26,309	(25,797)
Investing activities
Purchases of investments	(65,376)	(89,146)
Maturities of investments	72,334	101,259
Proceeds from sales of investments	676	22,291
Investment in website and mobile application development and internal-use software	(4,062)	(2,397)
Purchases of property, equipment, and intangible assets	(5,312)	(276)
Deferred consideration paid for acquisitions	—	(459)
Net cash (used in) provided by investing activities	(1,740)	31,272
Financing activities
Proceeds from exercise of vested stock options	560	1,470
Payments for taxes related to net share settlement of equity awards	(7,411)	(1,183)
Proceeds from employee stock purchase plan	898	553
Payments for earn-out consideration for acquisitions	—	(23,014)
Net cash used in financing activities	(5,953)	(22,174)
Foreign currency effect on cash and cash equivalents	29	(52)
Increase (decrease) in cash, cash equivalents, and restricted cash	18,645	(16,751)
Cash, cash equivalents, and restricted cash at beginning of period	47,628	72,640
Cash, cash equivalents, and restricted cash at end of period	$66,273	$55,889
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$65,417	$55,033
Restricted cash	856	856
Total cash, cash equivalents, and restricted cash	$66,273	$55,889
Supplemental disclosures of cash flow information
Cash paid for taxes	$626	$528
Non-cash investing and financing activities
Purchase of property and equipment included in accounts payable	$466	$—
Right-of-use asset obtained in exchange for lease liability	591	—
Vesting of early exercised stock options	—	76

Non-GAAP Financial Measures
In addition to our financial results determined in accordance with U.S. GAAP, we present Adjusted EBITDA (which is a non-GAAP financial measure), and Adjusted EBITDA margin (which is a non-GAAP ratio), each as defined below. We use Adjusted EBITDA and Adjusted EBITDA margin to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA margin, when taken together with the corresponding U.S. GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA and Adjusted EBITDA margin to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA and Adjusted EBITDA margin is helpful to our investors as they are used by management in assessing the health of our business and our operating performance.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures or ratios differently or may use other financial measures or ratios to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA or Adjusted EBITDA margin as tools for comparison. Reconciliations are provided below to the most directly comparable financial measures stated in accordance with U.S. GAAP. Investors are encouraged to review our U.S. GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. “Adjusted EBITDA” is defined as net loss before stock-based compensation, depreciation and amortization, acquisition-related costs (which includes consideration paid for employee compensation with vesting requirements incurred directly as a result of acquisitions, inclusive of revaluation of earn-out consideration recorded in general and administrative expenses), change in fair value of liabilities, impairment of long-lived assets, income taxes, and interest income. “Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by revenue.

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted EBITDA. When evaluating our performance, you should consider Adjusted EBITDA in addition to, and not as a substitute for, other financial performance measures, including our net loss and other U.S. GAAP results.

Net Loss to Adjusted EBITDA Reconciliation
(In Thousands, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenue	$207,912	$113,563	$398,682	$214,877

Net loss	(7,157)	(19,679)	(17,224)	(35,931)
Stock-based compensation	16,845	10,632	31,012	19,488
Depreciation and amortization	2,377	1,821	4,494	3,562
Acquisition-related costs	583	150	1,229	266
Change in fair value of liabilities	173	(121)	468	(562)
Impairment of long-lived assets	—	—	429	—
(Benefit) provision for income taxes	(13)	12	373	106
Interest income	(2,173)	(356)	(4,086)	(531)
Adjusted EBITDA	$10,635	$(7,541)	$16,695	$(13,602)

Net loss as a % of revenue	(3)%	(17)%	(4)%	(17)%
Adjusted EBITDA margin	5%	(7)%	4%	(6)%

Contacts:
Investor Relations
Alice Lopatto
Investors@forhims.com

Media Relations
Press@forhims.com